EXHIBIT 2 (a)(1)


                        ARTICLES OF MERGER
                             merging
              DUTTERER'S OF MANCHESTER CORPORATION
                    (a Maryland corporation)
                               and
                     TWB GOURMET FOODS, INC.
                    (a Virginia corporation)

         1. The Plan and Agreement of Merger (the "Plan") is attached hereto as Exhibit A. The Board of Directors of each corporation which is a party to the merger adopted the Plan and recommended its approval to its shareholders.

         2. Subsequent to its adoption by each party's Board of Directors:

               a.    The Plan was adopted by the unanimous
written consent of the shareholders of Dutterer's of Manchester
Corporation, a Maryland corporation.

               b.    The Plan was adopted by the unanimous
written consent of the shareholders of TWB Gourmet Foods, Inc., a Virginia corporation.

         3.    The surviving corporation is TWB Gourmet Foods,
Inc., a Virginia corporation.

         DATED:        August 23, 1996
                       ---------------


                        DUTTERER'S OF MANCHESTER CORPORATION
                        By: /s/ Vernon W. Mules
                            ---------------------
                         Its: President
                             --------------------

                        TWB GOURMET FOODS, INC.

                         By: /s/ Chris L. St. James
                            ---------------------
                         Its: President
                             --------------------



                         PLAN OF MERGER


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                            Merging
   DUTTERER'S OF MANCHESTER CORPORATION, a Maryland Corporation
                             Into
          TWB GOURMET FOODS, INC., a Virginia Corporation

          1. Parties to the Merger; Effective Date. Pursuant to the provision of the Virginia Stock Corporation Act, Dutterer's of Manchester Corporation ("Dutterer's"), a Maryland corporation shall be merged into TWB Gourmet Foods, Inc. ("TWB"), a Virginia corporation. TWB will be the surviving corporation. The merger (the "Merger") shall become effective on the date (the "Effective Date") that the State Corporation Commission of Virginia issues a certificate of merger (the "Certificate of Merger").

          2. Capitalization of Merging Corporations. a. The authorized capital stock of Dutterer's is 100,000 shares of common stock ("Dutterer's Common
Stock"), par value $1.00, 25,000 of which shares are validly issued and outstanding, fully paid and non-assessable and all of which are owned by Doughtie's Foods, Inc., a Virginia corporation ("Doughties").

          b. The authorized capital stock of TWB is 23,500 shares of Class A common stock and 1500 shares of Class B Common Stock, with no par value ("TWB's Common Stock"), of which 3,500 shares of the Class A Common Stock and 1,500 shares of the Class B Common Stock are validly issued and outstanding, fully paid and non-assessable.

          3. Effect of the Merger. From and after the Effective Date i. TWB shall continue its corporate existence as a Virginia corporation and the separate existence of Dutterer's shall cease; ii. the Articles of Incorporation and Bylaws of TWB in effect immediately prior to the Effective Date shall continue to be its Articles of Incorporation and Bylaws until amended or repealed in a manner provided by law; iii. each of the officers and directors of TWB in office immediately prior to the Effective Date shall remain its officers and directors, if they have not resigned as of the Effective Date, until their respective successors are duly elected or appointed; iv. the former holders of the shares of TWB's Common Stock and Dutterer's Common Stock shall only be entitled to the rights provided in this Plan of Merger; and, v. TWB shall succeed to all of Dutterer's assets and liabilities.

          4. Conversion of Securities; Fractional Shares. Each share of Dutterer's Common Stock issued and outstanding immediately prior to the Effective Date, as a result of the Merger and without any action on the part of the holder thereof, shall be cancelled and converted into 4/5 of a share of Class A Common Stock in TWB.

          5. Exchange of Shares. a. Immediately prior to the Effective Date, TWB will make available to McGuire, Woods, Battle


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& Boothe,  LLP (the  "Exchange  Agent"),  for exchange  pursuant to this Plan of
Merger, certificates representing the number of shares of TWB's Common Stock which the holders of shares of Dutterer's Common Stock will be entitled to receive as a result of the Merger.

          b. As soon as practicable after the Effective Date the Exchange Agent shall mail to each holder of record of Dutterer's Common Stock immediately prior to the Effective Date a letter of transmittal which shall contain instructions for exchanging shares of Dutterer's Common Stock for shares of TWB's Common Stock. The letter of transmittal shall specify that title to any certificate which formerly represented a share or shares of Dutterer's Common Stock ("Dutterer Stock Certificate") being submitted for exchange shall pass only upon delivery of such certificate to, and receipt of such certificate by, the Exchange Agent. Upon receipt by the Exchange Agent of a Dutterer Stock Certificate, together with a duly executed letter of transmittal, the Dutterer Stock Certificate shall be cancelled and the Exchange Agent shall deliver to the former holder of such Dutterer Stock Certificate a certificate representing the number of shares of TWB Common Stock to which such shareholder is entitled as a result of the Merger.

          c. Dutterer and TWB are empowered to adopt further rules and regulations, not inconsistent with the provisions of this Plan of Merger, regarding the surrender and exchange of the shares of Dutterer's Common Stock outstanding immediately prior to the Effective Date including, without limitation, rules and regulations for the exchange of shares issued without certificates.

          6. Transfer of Shares. a. If any shares of TWB's Common Stock are to be issued in a name other than that in which the Dutterer's Common Stock surrendered in exchange therefor was registered, it shall be a condition of the issuance that the certificate or certificates representing such Dutterer's Common Stock be in proper form for transfer, and that the person requesting the exchange shall i. pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of TWB's Common Stock in a name other than that of the registered holder of the Dutterer's Common Stock surrendered or ii. establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is payable.

          b. After the Effective Date there shall be no transfers on the stock transfer books of Dutterer of the shares of Dutterer's Common Stock which were issued and outstanding immediately prior to the Effective Date.

          7. Post Merger Matters. After the Effective Date the former holders of shares of Dutterer's Common Stock shall not be entitled to receive dividends or other distributions or to vote or to exercise any rights as shareholders of TWB, unless the


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shareholder  owned TWB shares prior to the Effective  Date until their shares of
Dutterer's Common Stock are surrendered for exchange pursuant to this Plan of Merger, but, upon surrender of their shares of Dutterer's Common Stock, all dividends and other distributions not paid to them because of this provision shall be paid, without interest. All dividends or other distributions declared after the Effective Date with respect to TWB's Common Stock, and payable to the holders of record thereof after the Effective Date, which are payable to former holders of Dutterer's Common Stock who have not surrendered such stock for exchange pursuant to this Plan of Merger, shall be paid or delivered by TWB to the Exchange Agent, in trust for the benefit of such holders.

          8. Termination of Duties of Exchange Agent. All amounts held by the Exchange Agent for the payment of dividends or other distributions to the holders of unexchanged shares of Dutterer's Common Stock at the end of one year from the Effective Date shall be delivered to TWB by the Exchange Agent, after which time any former holders of Dutterer's Common Stock who have not exchanged their shares shall, subject to applicable law, look only to TWB, as a general creditor, for payment of such dividends or distributions, without interest.

          9. Termination of Merger. The Boards of Directors of TWB and Dutterer may terminate and abandon the Merger at any time prior to the issuance of the Certificate of Merger, subject to any contractual rights, without further shareholder action, in such manner as shall be agreed upon by such Boards of Directors.


                                  TWB GOURMET FOODS, INC.

                                   By: /s/ Chris L. St. James
                                      --------------------
                                   Its: President
                                       -------------------

                                  DUTTERER'S OF MANCHESTER CORPORATION


                                   By: /s/ Vernon W. Mules
                                      ---------------------
                                   Its: President
                                       --------------------